UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FURMANITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	74-1191271 (I.R.S. Employer Identification No.)

2435 North Central Expressway Suite 700 Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)
Stand Alone Agreements with Certain Individuals
(Full title of Plan)
Howard C. Wadsworth
2435 North Central Expressway
Suite 700
Richardson, Texas 75080
(Name and address of agent for service)
972-699-4000
(Telephone number, including area code, of agent of service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☑ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE

			Proposed
			maximum	Proposed maximum	Amount of
Title of securities to be	Amount to		offering price per	aggregate offering	registration
registered	be registered		share (4)	price (4)	fee
Common stock without par value	300,000	(1)	$8.80	$2,640,000	$103.75
Common stock without par value	70,000	(2)	$8.80	$616,000	$24.21
Common stock without par value	35,000	(3)	$8.80	$308,000	$12.10

(1)	Consists of shares of Common Stock to be issued under the stock option award agreements dated October 6, 2005 between Furmanite Corporation and each of Joseph E. Milliron and Michael L. Rose.

(2)	Consists of shares of Common Stock to be issued under the stock option award agreements dated April 3, 2006 between Furmanite Corporation and each of Jay Goodyear and Matthew Sisson.

(3)	Consists of shares of Common Stock to be issued under the stock option award agreement dated August 23, 2007 between Furmanite Corporation and Glenn W. Campbell.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act based solely upon the average of the high and low prices of the Common Stock of Furmanite Corporation as reported on the New York Stock Exchange on April 1, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the various Stand Alone Stock Option Agreements (the “Agreements”) and other information required by Item 2 of Form S-8 have previously been, or will be, sent to the appropriate individuals as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. The Agreements between Furmanite Corporation (the “Company” or the “Registrant”) and various individuals are listed below:

	Grant		Exercise		Expiration
Employee	Date	Shares	Price	Vesting	Date

Joseph E. Milliron	10/06/2005	100,000	$3.14	20% per year beginning 09/01/2006	11/30/2010
Michael L. Rose	10/06/2005	200,000	$3.14	20% per year beginning 09/01/2006	11/30/2010
Jay Goodyear	04/03/2006	35,000	$4.43	20% per year beginning 04/03/2007	07/02/2011
Matthew Sisson	04/03/2006	35,000	$4.43	20% per year beginning 04/03/2007	07/02/2011
Glenn W. Campbell	08/23/2007	35,000	$7.47	20% per year beginning 08/23/2008	11/21/2012
These Agreements are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008;

(b)	the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2008;

(c)	the Company’s Definitive Proxy Statement, filed with the SEC on March 31, 2008; and

(d)	the description of the Company’s Common Stock, without par value (the “Common Stock”) which is contained in the Company’s Registration Statement on Form S-16.
All documents subsequently filed by the Company pursuant to Sections 13 (a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 6. Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company’s bylaws provide for the indemnification of directors, officers, employees or agents of the Company to the fullest extent permitted under Delaware law.
Article Twelve of the Company’s Restated Certificate of Incorporation provides, in part, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i)	for any breach of the director’s duty of loyalty to the Company or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,

(iii)	for illegal dividends and stock repurchases or

(iv)	for any transaction for which the director derived an improper personal benefit.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 of the exhibits to the Registrant’s Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 of the exhibits to the Registrant’s Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 of the exhibits to the Registrant’s Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

4.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 of the exhibits to the Registrant’s Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

4.5	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 of the exhibits to the Registrant’s Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

Exhibit No.	Description

4.6	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 of the exhibits to the Registrant’s Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

4.7	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

4.8	By-laws of the Registrant, as amended and restated June 14, 2007, filed as Exhibit 3.1 to the Registrant’s Current Report on From 8-K filed on June 20, 2007, which exhibit is incorporated by reference.

5.1	Opinion of Fulbright & Jaworski L.L.P., as to legality of securities registered hereby.

23.1	Consent of Grant Thornton LLP

24.1	Powers of Attorney (included on signature page hereto)

99.1*	Stock option award agreement dated October 6, 2005 between Furmanite Corporation and Joseph E. Milliron, which exhibit is filed herewith.

99.2*	Stock option award agreement dated October 6, 2005 between Furmanite Corporation and Michael L. Rose, which exhibit is filed herewith.

99.3*	Stock option award agreement dated April 3, 2006 between Furmanite Corporation and Jay Goodyear, which exhibit is filed herewith.

99.4*	Stock option award agreement dated April 3, 2006 between Furmanite Corporation and Matthew Sisson, which exhibit is filed herewith.

99.5*	Stock option award agreement dated August 23, 2007 between Furmanite Corporation and Glenn W. Campbell, which exhibit is filed herewith.

*	Denotes management contracts.
Item 9. Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereon.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard C. Wadsworth to act as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection herewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.
SIGNATURES
Pursuant to the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 7th day of April, 2008.

FURMANITE CORPORATION
By:	/s/ HOWARD C. WADSWORTH
Howard C. Wadsworth
Sr. Vice President, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN R. BARNES JOHN R. BARNES	Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2008
/s/ HOWARD C. WADSWORTH HOWARD C. WADSWORTH	Senior Vice President, Treasurer and Secretary (Principal Accounting Officer)	April 7, 2008
/s/ SANGWOO AHN SANGWOO AHN	Director	April 7, 2008
/s/ CHARLES R. COX CHARLES R. COX	Director	April 7, 2008
/s/ HANS KESSLER HANS KESSLER	Director	April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 of the exhibits to the Registrant’s Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 of the exhibits to the Registrant’s Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 of the exhibits to the Registrant’s Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

4.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 of the exhibits to the Registrant’s Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

4.5	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 of the exhibits to the Registrant’s Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

4.6	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 of the exhibits to the Registrant’s Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

4.7	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

4.8	By-laws of the Registrant, as amended and restated June 14, 2007, filed as Exhibit 3.1 to the Registrant’s Current Report on From 8-K filed on June 20, 2007, which exhibit is incorporated by reference.

5.1	Opinion of Fulbright & Jaworski L.L.P., as to legality of securities registered hereby.

23.1	Consent of Grant Thornton LLP

24.1	Powers of Attorney (included on signature page hereto)

99.1*	Stock option award agreement dated October 6, 2005 between Furmanite Corporation and Joseph E. Milliron, which exhibit is filed herewith.

99.2*	Stock option award agreement dated October 6, 2005 between Furmanite Corporation and Michael L. Rose, which exhibit is filed herewith.

99.3*	Stock option award agreement dated April 3, 2006 between Furmanite Corporation and Jay Goodyear, which exhibit is filed herewith.

99.4*	Stock option award agreement dated April 3, 2006 between Furmanite Corporation and Matthew Sisson, which exhibit is filed herewith.

99.5*	Stock option award agreement dated August 23, 2007 between Furmanite Corporation and Glenn W. Campbell, which exhibit is filed herewith.

*	Denotes management contracts.